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                                                                    EXHIBIT 4.9

                             STOCK PLEDGE AGREEMENT

     THIS STOCK PLEDGE AGREEMENT is made and entered this 12th day of March, 1997 by and between KLT Telecom Inc., a Missouri corporation ("KLT") and Richard D. Weinstein ("Weinstein"), an individual with an address at 11111 Dorsett Road, St. Louis, Missouri 63043, who is the sole shareholder of Digital Teleport, Inc., a Missouri corporation ("DTI").

                                    RECITALS

     A. Concurrently herewith, KLT and DTI have entered into that certain Stock Purchase Agreement (the "Stock Purchase Agreement"), dated December 31, 1996, pursuant to which KLT will purchase Three Hundred (300) shares of DTI's preferred stock for a total purchase price of Forty Five Million Dollars ($45,000,000), and which is payable in accordance with the terms of the Stock Purchase Agreement;

     B. To induce KLT to enter into the Stock Purchase Agreement with DTI, Weinstein has agreed to execute that certain Guaranty Agreement (the "Guaranty Agreement"), dated the date hereof, pursuant to which Weinstein will guaranty the performance of all the terms and conditions and obligations of DTI under the Stock Purchase Agreement, including the truthfulness and accuracy of all the representations and warranties given by DTI in Article II of the Stock Purchase Agreement;

     C. To further secure the Guaranty Agreement and to further induce KLT to enter into the Stock Purchase Agreement, Weinstein has agreed to enter into this Agreement and to pledge and grant a security interest in all the shares of common stock of DTI now or hereinafter owned by Weinstein as security for the obligations hereinafter specified.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the parties agree as follows:

     1. Security Interest/Pledge. In consideration for KLT's execution of the Stock Purchase Agreement, and as security for the performance and observance of all of the terms, covenants and conditions of the Stock Purchase Agreement and the Guaranty Agreement and any other documents given in connection with the Stock Purchase Agreement, Weinstein hereby pledges and creates and grants to KLT a first perfected security interest in the following described instruments:
Three Hundred (300) shares (the "Pledged Shares") of DTI common stock par value $.01, as evidenced by certificate number 3, dated the date hereof, in the name of Weinstein, a copy of which is attached hereto as Exhibit A, and the original of which is duly indorsed in blank and delivered herewith to KLT.

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     (a) Stock Power.  Contemporaneously with the execution of this Agreement, the Pledged Shares shall be delivered to and held by KLT together with a blank stock power concerning the certificate duly executed by Weinstein, which stock shall continue to be registered in the name of Weinstein unless and until a default (as defined herein) occurs.

     (b) Attorney-in-Fact. Weinstein hereby designates and appoints KLT as its attorney-in-fact and proxy, with full power of substitution, which designation and appointment is irrevocable and coupled with an interest, upon the occurrence of a default, for the purpose of performing any and all acts, in the name, place and stead of Weinstein that are authorized by the provisions of this Agreement.

     (c) Voting. During the term of this Agreement, for so long as no default shall have occurred, as defined herein, Weinstein shall have the sole and absolute right to vote the stock.

     (d) Dividends and Payments. During the term of this Agreement and for so long as no default shall have occurred, as defined herein, all dividends and distribution payments, whether paid in cash, stock or other property, and all other rights with respect to the stock shall be paid and/or delivered to Weinstein.

     (e) Adjustments. If, during the term of this Agreement, any share dividend, reclassification, readjustment, or other change is declared or made in the capital structure of DTI, all new, substituted, and additional shares, or other securities, issued by reason of any such change shall be held by KLT under the terms of this Agreement in the same manner as the shares originally pledged hereunder.

     (f) Warrants and Rights. If, during the term of this Agreement, subscription warrants or any other rights or options are issued in connection with the Pledged Shares, Weinstein shall immediately assign the pledged warrants, rights, or options to KLT. If exercised by KLT, all new shares or other securities so acquired by KLT shall be immediately assigned to Weinstein to be held under the terms of this Agreement in the same manner as the shares originally pledged hereunder.

     2. Representations and Warranties. Weinstein hereby represents and warrants to KLT that:

     (a) Title, Validity and Enforceability. Weinstein is the direct and beneficial owner of each of the Pledged Shares and has the full power and authority to grant to KLT the security interest in the Pledged Shares pursuant to this Agreement. Each of the Pledged Shares has been duly and validly issued, is fully paid and nonassessable and is owned by



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Weinstein free and clear of any lien or encumbrance other than the security interest created by this Agreement. This Agreement constitutes the legal, binding obligation of Weinstein and creates a security interest which is enforceable against Weinstein in all securities of DTI now owned and hereinafter acquired.

     (b) No Restrictions on Transfer. There are no restrictions upon the transfer of the Pledged Shares, other than those which may appear on the face or back of the certificate therefor, and that Weinstein has the right to transfer the Pledged Shares free of any encumbrance and without obtaining the consents of the other shareholders of DTI.

     (c) Conflicting Laws and Contracts. Neither the execution and delivery by Weinstein of this Agreement, the creation and perfection of the security interest in the Pledged Shares granted hereunder, nor compliance with the terms and provisions hereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Weinstein, (ii) other provisions of any indenture, instrument or agreement to which Weinstein or DTI is a party or is subject, or by which he or it, or his or its property, is bound, or (iii) DTI's articles of incorporation or bylaws, or conflict with or constitute a default thereunder, or result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement. No order, consent, approval, license, authorization, or validation of, or filing (except the filing of financing statements covering the Pledged Shares), recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorized, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, this Agreement.

     (d) Disclosure. No representation or warranty by Weinstein contained herein or in any information, certificate or other document furnished by Weinstein pursuant hereto contains any untrue statement of material fact or omits to state a material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made;

     3. Covenants of Weinstein. So long as this Agreement is in effect and until such time as the obligations secured hereunder have been fully paid and discharged, Weinstein covenants and agrees that:

     (a) Weinstein will execute and deliver to KLT, in a form acceptable to KLT, any instrument, document, stock certificate, stock power, financing statement, assignment or other writing which KLT may deem necessary or desirable to carry out the terms of this Agreement, to perfect KLT's security interest in the Pledged Shares for the obligations to KLT, or to enable KLT to enforce conveniently its security interest in any of the foregoing;



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     (b) If subscription warrants or other rights or options are issued in connection with the Pledged Shares, such warrants, rights and options shall be considered additional collateral and shall be delivered to KLT immediately upon Weinstein acquiring an interest therein. If, with the consent of KLT, such warrants, rights and options are exercised by Weinstein, then all shares, or other securities so acquired by Weinstein shall be delivered to and held by KLT under the terms of this Agreement in the same manner as the Pledged Shares originally delivered and pledged hereunder;

     (c) If any share dividend, reclassification, adjustment, split-up, or other change is declared or is made in the capital structure of DTI, then all stock, property, rights or interests of any description at any time issued or issuable as an addition to, in substitution of, in exchange for, or with respect to the Pledged Shares, shall be delivered to and held by KLT under the terms of this Agreement in the same manner as the Pledged Shares originally delivered and pledged hereunder;

     (d) If any additional securities of the Company are issued to or otherwise acquired by Weinstein, such securities shall be delivered to and held by KLT under the terms of this Agreement in the same manner as the Pledged Shares originally delivered and pledged hereunder;

     (e) Weinstein will pay KLT, upon demand, the cost of collection or enforcement (including reasonable attorneys' fees) of any collateral for obligations to KLT, if KLT itself undertakes such collection or enforcement, together with all charges and expenses of every kind or description (including taxes with respect to Pledged Shares) paid or incurred by KLT under or with respect to the obligations or any collateral therefor, or execution or levy on such collateral, and any such charges shall be considered part of Weinstein's liabilities hereunder;

     (f) Weinstein will take any and all actions reasonably necessary to defend title to the Pledged Shares against all persons and to defend the security interest of KLT in the Pledged Shares and the priority thereof against any lien or encumbrance not expressly permitted hereunder.

     (g) Weinstein will not create, incur or suffer to exist any lien or encumbrance on the Pledged Shares except the security interest created by the Agreement.

     (h) Weinstein will not (i) permit or suffer DTI to dissolve, liquidate, retire any of its capital stock, reduce its capital or merge or consolidate with any other entity, or (ii) vote any of the Pledged Shares in favor of any of the foregoing. Weinstein will permit KLT or its nominee at any time after the occurrence, and during the continuance, of any event of default (as defined herein), without notice, to exercise all voting and corporate rights



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relating to the Pledged Shares, including, without limitation, exchange, subscription or any other rights, privileges or options pertaining to any shares of the stock pledged as Pledged Shares as if it were the absolute owner thereof.

     (i) Except as hereinafter provided, Weinstein will not sell or otherwise dispose of all or any part of the Pledged Shares during the term of this Agreement. Notwithstanding the foregoing, subject to the conditions and restrictions set forth in the Stock Purchase Agreement and that certain Shareholders Agreement, dated February 14, 1997, by and between Weinstein and KLT, Weinstein may sell any or all of the Pledged Shares to the extent but only to the extent necessary to obtain funds to satisfy obligations Weinstein incurs as a result of (i) the Guaranty Agreement, or (ii) Sections 8.3 and 8.4 of the Stock Purchase Agreement. Weinstein may sell all of the Pledged Shares, as long as any amounts not needed to satisfy such obligations are deposited in an escrow satisfactory to KLT to secure any such additional obligations.

     4. Default. Weinstein shall be in "Default" under this Agreement upon fulfillment of all of the following: (i) the failure by DTI to keep, observe or perform any of the provisions of the Stock Purchase Agreement required to be kept, observed or performed by DTI; (ii) compliance and fulfillment by KLT of all conditions set forth in Section 8.4 of the Stock Purchase Agreement; (iii) the determination by an arbitrator of a Dispute (as such term is defined in Section 8.4 of the Stock Purchase Agreement) on behalf of KLT; and (iv) the failure of DTI to pay the award within One Hundred and Fifty (150) days following the arbitrator's award.

     5. Remedies Upon Default.  Upon an event of "Default" as defined in
Section 4 of this Agreement, KLT shall have the following rights:

     (a) KLT may, in its sole and absolute discretion, cause all or any of the Pledged Shares to be transferred into the name of KLT, or the name or names of the nominee or nominees of KLT; and

     (b) KLT may receive, and Weinstein upon request shall assign, pay and/or deliver to the order of KLT all dividends, interest or other distributions, in respect of the stock, all of which shall thereafter be held by KLT as additional collateral hereunder; and

     (c) KLT, as Weinstein's attorney-in-fact and proxy, shall have and may exercise on behalf of Weinstein all rights of an owner in respect of any of the stock then held by KLT hereunder or may, in any respect not contrary to the provisions of this Agreement, permit such rights to be exercised by Weinstein.


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     (d) KLT may sell, subject to the requirements of any applicable Federal or
State securities laws, at a public or private sale after giving Weinstein any notices or notification as required by law (by giving, if any, such notice at least five days before the event, which is the subject of said notice) and the proceeds of sale shall be applied first to the reasonable expenses of retaking, holding, preparing for sale, selling and the like and second, to the extent permitted by law, to reasonable attorneys' fees and legal expenses incurred by KLT.

     Further, KLT shall avail itself all rights with respect to the Pledged Shares which are provided for in the Uniform Commercial Code as adopted in Missouri or other state with proper jurisdiction over the Pledged Shares or this Agreement (hereinafter the "Code"), and shall avail itself of any and all other remedies at law or equity which may be available to KLT with respect to the Pledged Shares, Weinstein and any co-signer or surety. All rights and remedies of KLT whether granted hereunder, under the Code or otherwise are cumulative and not alternative. The exercise, full or partial, or the commencement of the exercise of any one right or remedy, shall not preclude the further exercise of it or any other remedy.

     6. Attorneys' Fees. All reasonable attorneys' fees and legal expenses incurred by KLT in exercising any of its rights and remedies under this Agreement shall become part of its reasonable expenses of retaking, holding, preparing for sale and the like and shall become a part of the obligations and liabilities secured hereby.

     7. Waivers and Authorizations of Weinstein. Weinstein waives any right to require KLT to proceed against any person, to proceed against or exhaust any collateral, or to pursue any other remedy in KLT's power before proceeding against the Pledged Shares as in this Agreement provided.

     8. Governing Law. This Agreement shall be construed pursuant to the laws of the State of Missouri.

     9. Notices. All notices provided for by this Agreement shall be made in writing (1) either by actual delivery or (2) by mailing of the notice in the United States mail to the last known address of the party entitled thereto, registered or certified mail, return receipt requested.

     10. Amendment. This Agreement may be amended or altered only by the execution of a written instrument by KLT and Weinstein.

     11. Descriptive Headings. Titles to paragraphs are for information purposes only.


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     12. Binding Effect.  This Agreement is binding upon and inures to the benefit of KLT, its successors, assigns, and transferees, and to Weinstein and his respective heirs, personal representatives, successors and permitted assigns and transferees.

     13. Choice of Venue. All actions or proceedings with respect to this Agreement shall instituted only in any state or federal court sitting in Jackson County, Missouri, and by execution and delivery of this Agreement, the parties irrevocably and unconditionally subject to the jurisdiction (both subject matter and personal) of each such court and irrevocably and unconditionally waive: (a) any objection that the parties might now or hereafter have to the venue of any such court; and (b) any claim that any action or proceeding brought in any such court has been brought in an inconvenient forum.

     14. Facsimile Signatures. The parties hereby agree that, for purposes of the execution of this Agreement, facsimile signatures shall constitute original signatures.

     15. Assignment. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of Weinstein and KLT and their respective successors and assigns, except that Weinstein shall not have the right to assign his rights or delegate his obligations under this Agreement or any interest therein, without the express written consent of KLT.

     16. Termination. This Agreement shall terminate thirty-six (36) months after the Closing Date (as such term is defined in the Stock Purchase Agreement), unless a claim has been made by KLT pursuant to Section 8.4 of the Stock Purchase Agreement, in which event this Guaranty Agreement shall expire after the termination of the time frames outlined in Section 8.4 of the Stock Purchase Agreement.

     17. No Disposition. Weinstein is not authorized to sell or otherwise dispose of the Pledged Shares, and notwithstanding any course of dealing between Weinstein and KLT, no authorization to sell or otherwise dispose of the Pledged Shares shall be binding upon KLT unless such authorization is in writing and signed by an authorized officer of KLT.

     18. Survival of Representations. All representations and warranties of Weinstein contained in this Agreement shall survive the execution and delivery of this Agreement.

     19. Incorporation by Reference. The preamble and recitals to this Agreement are hereby incorporated by reference and made a part hereof.



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     19. Incorporation by Reference.  The preamble and recitals to this
Agreement are hereby incorporated by reference and made a part hereof.

     20. JURY WAIVER. THE PARTIES WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT OR THE RELATIONSHIP OF THE PARTIES CREATED HEREUNDER.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first about written.


                                    KLT TELECOM INC.,
                                    a Missouri corporation


                                    /s/  R. G. Wasson
                                    ---------------------------
                                    Name:  R.G. Wasson
                                    Title:  President



                                    RICHARD D. WEINSTEIN


                                    /s/ Richard D. Weinstein
                                    ---------------------------
                                    Name:  Richard D. Weinstein




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                                   EXHIBIT A

                 Copy of Certificate Evidencing Pledged Shares